Exhibit h.6

AMENDMENT NO. 2 TO THE

THIRD PARTY FEEDER FUND

AGREEMENT

AMONG

STATE FARM MUTUAL FUND TRUST,

STATE FARM VP MANAGEMENT CORP.

AND

MASTER INVESTMENT PORTFOLIO

The Third Party Feeder Fund Agreement among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio dated as of June 30, 2008 (the “Agreement”) is hereby amended as follows:

Effective May 11, 2012, Schedule A and Schedule B to the Agreement shall be, and hereby are, replaced and superseded by the versions of Schedule A and Schedule B attached hereto.

This Amendment No. 2 to the Agreement (this “Amendment”) supplements the Agreement and all of the terms and conditions of the Agreement continue to remain in full force and effect, provided that to the extent there is a conflict between this Amendment and the Agreement, the terms of this Amendment shall control. Except as otherwise specified herein, all terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of April 25, 2012.

State Farm Mutual Fund Trust,

on behalf of itself and the

funds identified on Schedule A of the Agreement

By:	/s/ Edward B. Rust, Jr.
Name: Edward B. Rust, Jr.
Title: President

State Farm VP Management Corp.

By:	/s/ Micheal L. Tipsord
Name: Michael L. Tipsord
Title: Senior Vice President and Treasurer

MASTER INVESTMENT PORTFOLIO,

on behalf of itself and

the Master Portfolios identified on Schedule B hereto

By:	/s/ Neal Andrews
Name: Neal Andrews
Title: Managing Director

SCHEDULE A

STATE FARM MUTUAL FUND TRUST FUNDS

State Farm LifePath Retirement Fund

State Farm LifePath 2020 Fund

State Farm LifePath 2030 Fund

State Farm LifePath 2040 Fund

State Farm LifePath 2050 Fund

Approved June 30, 2008

As Amended: May 11, 2012

SCHEDULE B

MASTER INVESTMENT PORTFOLIOS

LifePath Retirement Master Portfolio

LifePath 2020 Master Portfolio

LifePath 2030 Master Portfolio

LifePath 2040 Master Portfolio

LifePath 2050 Master Portfolio

Approved: June 30, 2008

As Amended: May 11, 2012